UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2018

WRAP TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-55838	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4620 Arville Street, Suite. E, Las Vegas, Nevada 89103
(Address of principal executive offices)

(800) 583-2652
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement

See Item 3.02.

Item 3.02. Unregistered Sales of Equity Securities

On October 30, 2018 (the “Closing Date”), Wrap Technologies, Inc. (the “Company”) entered into subscription agreements, a form of which is attached hereto as Exhibit 10.1 (the “Subscription Agreements”), with certain accredited investors (each, a “Purchaser”), pursuant to which the Company offered and sold to the Purchasers an aggregate of 4,561,074 units (“Units”) for $3.00 per Unit, with each Unit consisting of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and a two-year warrant to purchase one share of Common Stock at an exercise price of $5.00 per share, a form of which is attached hereto as Exhibit 4.1 (“Investor Warrant”) (the “Offering”).

In Connection with the Offering, the Company also entered into registration rights agreements (the “Registration Rights Agreements”), a form of which is attached hereto as Exhibit 10.2, with each of the Purchasers, pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission no later than 30 days after the Closing Date in order to register, on behalf of the Purchasers, the shares of Common Stock and shares of Common Stock issuable upon exercise of the Investor Warrants issued to the Purchasers as a result of the Offering.

Katalyst Securities LLC (“Katalyst”) acted as the Company’s lead placement agent in connection with the Offering, and Chardan Capital Markets LLC acted as a co-agent in the Offering. Katalyst or its designees authorized by Katalyst were paid (i) a cash fee of approximately $1,368,304, (ii) $100,000 in expenses, and (iii) Katalyst was issued a two-year warrant to purchase 456,107 shares of Common Stock, or 10% of the Units sold in the Offering, at an exercise price of $3.00 per share (“Placement Agent Warrant”), as compensation for services rendered by Katalyst in connection with the Offering. A form of the Placement Agent Warrant is attached hereto as Exhibit 4.2.

The Offering resulted in net proceeds to the Company of approximately $12,140,000, after deducting the placement agents’ commissions, fees and expenses and the Company’s Offering expenses. The Company expects to use the proceeds for product development, manufacturing, sales and marketing and for general working capital purposes.

The issuance of the shares of Common Stock and Investor Warrants issued as a part of the Units and the Placement Agent Warrant were each exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as provided in Rule 506 of Regulation D promulgated thereunder. The shares of Common Stock, Investor Warrants, Placement Agent Warrants and the Common Stock issuable upon exercise of the Investor Warrants and the Placement Agent Warrants have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

The foregoing descriptions of the Investor Warrant, Placement Agent Warrant, Subscription Agreement, and Registration Rights Agreement do not purport to be complete, and are qualified in their entirety by reference to the same, attached hereto as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, each of which are incorporated by reference herein.

Item 8.01. Other Events.

On October 31, 2018, the Company issued a press release announcing the Offering, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: November 5, 2018	By:	/s/ James A. Barnes
James A. Barnes
Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description
4.1	Form of Investor Warrant
4.2	Form of Placement Agent Warrant
10.1	Form of Subscription Agreement, dated October 30, 2018
10.2	Form of Registration Rights Agreement, dated October 30, 2018
99.1	Press Release, dated October 31, 2018